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                                                                    Exhibit 10.8


                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AGREEMENT is made this 30th day of August, 1996, between First NH bank, a New Hampshire guaranty savings bank, with a mailing address of 875 Elm Street, Manchester, New Hampshire 03101 ("Bank") and Omtool, Ltd., a Delaware corporation, with a principal place of business at 8 Industrial Way, Salem, New Hampshire ("Borrower").

      1.    LOAN.

            Bank agrees to grant two (2) loans to Borrower, and Borrower agrees to borrow from Bank, upon the terms and conditions of this Agreement, the amount of One Million Dollars ($1,000,000.00) ("Loan") and the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) ("Term Loan").

      2.    DEFINITIONS.

            2.1 "Collateral" refers to all property and assets of Borrower described herein, or in any other Loan Documents, whether now existing or delivered to Bank in the future.

            2.2 "Liability" and "Liabilities" mean all obligations of Borrower hereunder, together with any renewals, extensions or modifications thereof, and any and all other obligations of Borrower to Bank whether presently existing or arising in the future.

            2.3 "Loan Documents" refers to this Loan Agreement, the Demand Note, the Term Note and all other instruments, documents or writings delivered by Borrower to Bank in connection with this transaction or any other loan from Bank to Borrower.

      3.    CONDITIONS OF MAKING ADVANCES UNDER LOANS/ REPRESENTATIONS AND
            WARRANTIES

            The following constitute continuing conditions to this Agreement:

            3.1 Borrower is a corporation, duly organized and existing under the laws of the State of Delaware, and is duly qualified and in good standing in every other state in which it is doing business. All organizational documents and all amendments thereto of Borrower have been duly filed and are in proper order. All outstanding capital stock issued by Borrower was properly issued; and all books and records of Borrower, including its minute books, by-laws and books of account, are accurate and up to date, and will be so maintained. Borrower has the full power and authority to enter into the Loan Documents. The execution, delivery and performance of the Loan Documents has been duly authorized and does not conflict with any provision of Borrower's organization documents or of any statute, regulation, ordinance, rule of law, agreement or other instrument binding upon Borrower;


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            3.2 No litigation is threatened, contemplated or pending against
Borrower which will materially and adversely affect Borrower's financial condition;

            3.3 All representations and warranties heretofore or hereafter made by Borrower to Bank are or will be true and correct as of the date with respect to which such representations or warranties were made;

            3.4 Borrower is (and as to Collateral hereafter acquired, will be) the owner of the Collateral free and clear of any lien, security interest, or encumbrance of any nature whatsoever, and Borrower shall defend the same against all persons;

            3.5 Borrower is not a Treatment Storage or Disposal Facility, does not generate, transport or store any type of Hazardous Waste as defined under federal or state law or regulation. Borrower shall comply with all applicable federal, state and local laws, ordinances, rules, regulations and permits relating to the protection of the environment, waters and air of the State of New Hampshire and United States of America; and borrower has no knowledge of any pending or threatened enforcement action, violation or investigation relating thereto. If at any time Borrower becomes aware of any violation it shall immediately notify Bank;

            3.6 Borrower will not permit any lien upon, pledge of or security interest (except that granted herein) on the Collateral. Borrower will not incur, assume, guaranty or have outstanding any additional indebtedness;

            3.7 Borrower will maintain its depository accounts and its primary banking relationships with Bank;

            3.8 Borrower will furnish to Bank within one hundred twenty (120) days after the last day of each fiscal year, copies of its federal income tax return (as filed) and an audited financial statement, including, but not limited to, a balance sheet, statement of income, retained earnings, and changes in cash flows and other supporting schedules, each prepared in accordance with generally accepted accounting principals consistently applied with a report signed by an independent certified public accountant satisfactory to Bank. Borrower will furnish to Bank within thirty (30) days before the end of each fiscal year an annual operating plan and budget for the next fiscal year, including a pro forma income statement and cash flow statement. Additionally, Borrower will furnish Bank with monthly internally prepared financial statements, and furnish to Bank such other information concerning its business(es) or any guarantor as Bank may reasonably request from time to time, which information shall be delivered within fifteen (15) days of month's end and include, without limitation: (i) monthly aging of accounts receivable and payable; (ii) monthly borrowing base certificate; (iii) monthly operating statement and balance sheet; and (iv) such other financial reports as Bank may reasonably request. All financial statements previously or in the future delivered to Bank fairly present the financial condition and the results of Borrower's operations at the times and for the periods therein stated, and since the latest date covered by the most recent financial statements delivered, there has been no adverse change in the financial condition of borrower. Borrower will permit Bank to inspect


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and examine the books, accounts, records, ledgers and assets of every kind and description of Borrower at all times;

            3.9 If borrower now or hereafter maintains an employee benefit plan covered by Section 4021(a) of the Employee Retirement Income Security Act of 1974 (hereinafter referred to as "ERISA") relating to plan termination insurance, it will promptly: (i) notify Bank of filing of notice with the Pension Benefit Guaranty Corporation ("PBGC") pursuant to Section 4041 of ERISA that the plan is to be terminated; and, (ii) notify Bank of the institution of proceedings by PBGC under Section 4042 of ERISA;

            3.10 Borrower will not change its name, will continue in the same line of business it conducts as of the date hereof and will operate its business actively; Borrower shall preserve its separate legal existence in good standing in each jurisdiction as required by law. Borrower will give Bank prompt written notice at least thirty (30) days prior to the date it discontinues operations at, or changes, any of its business addresses as listed herein;

            3.11 Borrower will not make any changes in its management consisting of Martin A. Schultz, President and Robert L. Voelk CEO, without the express prior consent of Bank;

            3.12 So long as the Liabilities under the Revolving Loan or the Term Loan are outstanding:

                 3.12.a. Borrower shall at all times maintain a maximum Indebtedness to Tangible Net Worth ratio of 2.0:1, reviewed quarterly. For the purposes hereof, "Indebtedness" means all obligations, contingent and otherwise, which should in accordance with generally accepted accounting principals consistently applied, be classified upon Borrower's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, assumed, and also including, without limitation, (i) all guaranties, endorsements whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business, and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards. "Tangible Net Worth" means the Capital Stock account plus Subordinated Debt plus retained earnings plus additional paid in capital minus treasury stock minus intangible assets, all in accordance with generally accepted accounting principals consistently applied.

                 3.12.b. Borrower shall at all times maintain a minimum Cash Flow Coverage Ratio of 3.0:1, reviewed quarterly. For the purposes hereof, "Cash Flow Coverage Ratio" shall be defined as the sum of net profit after tax plus interest plus depreciation minus nonfinanced capital expenditures minus non-recurring income minus non-cash income minus distributions minus dividend minus advances divided by the sum of Current Maturities of Long Term Debt plus interest plus capital lease expense, all in accordance with generally accepted accounting principals consistently applied;


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            3.13  Revolving Loan provisions:

                  3.13.a Definitions.

                         (i)  "Eligible Accounts" means such of Borrower's
Accounts which meet the following specifications: (1) not more than ninety (90) days old from date of invoice; (2) is not owed by a customer owing any other accounts more than ninety (90) days old from date of invoice; (3) does not arise out of the sale by Borrower of goods consigned or delivered to Borrower on sale or return terms; (4) arose in the ordinary course of business; (5) does not arise out of any sale made on a "bill and hold," dating, or delayed shipping basis; (6) is owed by a customer whose principal place of business is within the United States; (7) is not owed by the United States Government, its agencies or representatives; (8) is not owed by any corporation or other entity which is related to Borrower, or is of common ownership with Borrower, or could be treated as a member of the same controlled group of corporations of which Borrower is a member; (9) is not subject to any claim, counterclaim, set off, or chargeback, or includes terms under which the account debtor can return the goods giving rise to such account or to Borrower; (10) is not evidenced by a promissory note; (11) is not owed by any person employed by Borrower; and (12) is not deemed to be an undue credit risk, in Bank's sole discretion.

                         (ii) "Availability" means the lesser of:  (a) seventy
percent (70%) of the face amount of each of Borrower's Eligible Accounts and (b) One Million Dollars ($1,000,000.00).

                  3.13.b Bank establishes the Loan as a revolving line of credit in the amount of Borrower's Availability; the Revolving Credit is payable ON DEMAND. Borrower may request advances from Bank from time to time hereafter in amounts up to the then aggregate of Borrower's Availability. At the time of each advance, Borrower shall immediately become indebted to Bank for the amount thereof. Each such advance may be credited by Bank to any deposit account of Borrower, or paid to Borrower. Requests for advances under the Revolving Credit may be made on any day on which Bank is open to conduct business. If such a request is received by Bank prior to 12:00 p.m. on a Banking Day, the advance shall be made on such Bank Day and otherwise on the next Banking Day. Borrower shall submit to Bank with each request for advance, a so-called borrowing base certificate in a form acceptable to Bank, which certificate shall, inter alia, include a computation of Borrower's maximum Availability. Each request for an advance under the Revolving Credit shall constitute a confirmation by Borrower that Borrower is in full compliance with this Agreement.

                  3.13.c If at any time the unpaid principal amount of the Revolving Credit exceeds the limitations contained in Sub-Section 3.11.a, Borrower shall, immediately upon receipt of notice from Bank, make a payment of principal in an amount equal to such excess.


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      4.    GRANT OF SECURITY INTEREST.

            4.1 To secure the Liabilities, Borrower grants to Bank a continuing security interest in the following Collateral, now existing or hereafter arising, together with all products and proceeds (including insurance proceeds) thereof.

                  All accounts, accounts receivable, demand deposits, "cash collateral" (as defined in 11 USC Section 363(a)), rights of reclamation and stoppage in transit, all rights of an unpaid seller of goods or services and all other debts and obligations owing to Debtor from any person in whatever form ("Accounts");

                  All goods, merchandise, inventory, raw materials (in place or on order), work-in-process, tangible property held for sale or lease or furnished or to be furnished under contracts of service, or property used or consumed in Borrower's business, or consigned to others or held by others for return to Borrower ("Inventory");

                  All machinery, equipment, furniture, fixtures, together with all parts, tools, trade-ins, repairs, accessories, modifications, and replacements ("Equipment");

                  All general intangibles, including, but not limited to, all choses in action, contracts, leases, tax refunds, notes, bills, all rights to payment under tenancies at will, corporate names, trade names, trademarks, trade secrets, books and records, customer lists, blue prints and plans, computer programs, tapes and related electronic data processing software, all corporate ledgers and all instruments, documents of title, documents and other similar property ("Intangibles"); and

                  A purchase money security interest in the computer and office equipment purchased with the proceeds of the Term Loan.

            4.2 Borrower warrants that existing Collateral is and covenants that future Collateral will be lawfully owned by Borrower, free and clear of all other liens, encumbrances and security interests.

            4.3 Borrower's only place of business is set forth on page 1. Borrower shall not sell, abandon, substantially modify or remove the Collateral from its present location(s) without the prior written consent of Bank. Borrower may sell Inventory in the ordinary course and replace obsolete or worn out Collateral with new property of substantially equal value so long as said property becomes subject to this security interest. Borrower shall permit Bank to inspect and examine the Collateral and the books, accounts, records and ledgers with respect thereto at all reasonable times.


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            4.4   Borrower will keep the Collateral fully insured with companies and in amounts as Bank may require, including, without limitation, against fire and casualties and hazards on an extended coverage all risk basis public liability insurance and business interruption insurance, for the benefit of Borrower and Bank, promptly delivering insurance policies or certificates to Bank containing provisions that such insurance may not be cancelled or decreased without thirty (30) days prior written notice to Bank and notify Bank within ten
(10) days of any claim made by Borrower under a policy of insurance which covers the Collateral. Borrower agrees to maintain the Collateral in good condition and repair (normal wear and tear excepted) and in accordance with all manufacturers' recommendations. Borrower shall use the Collateral solely for business purposes and not in violation of any statute or ordinance or applicable insurance policy and will promptly pay all taxes and assessments levied against the Collateral. Upon failure of Borrower to comply with its obligations above, Bank may procure insurance and/or repair the Collateral, the cost of which shall be a lien against the Collateral added to Liabilities and payable ON DEMAND with interest at the Applicable Interest Rate as defined in the Demand Note and the Term Note.

            4.5 Borrower hereby appoints Bank as its attorney-in-fact to execute proofs of claim, drafts or other instruments, negotiate settlements and do all other things necessary to effect a settlement under any insurance policy which power, being coupled with an interest, shall be irrevocable. Borrower agrees that in the event of loss, insurance proceeds shall be paid to Bank to be applied towards the Liabilities or repair/replacement of Collateral at the sole option of Bank.

            4.6 Borrower will sign and deliver to Bank such Financing Statements and other documents as Bank may request to establish and maintain a valid perfected security interest in the Collateral, and Borrower will pay any related filing fees and fees for lien searches.

            4.7 Borrower will indemnify and hold Bank harmless from and against all loss, damage and costs, whatsoever arising from the use, possession or disposition of the Collateral.

      5.    DEFAULT; REMEDIES.

            5.1 The occurrence of any one or more of the following shall constitute an Event of Default:

                  5.1.a failure to make any payment when due hereunder or under any Liability from time to time owed by Borrower to Bank, not cured within any applicable cure periods;

                  5.1.b upon the earlier to occur of: (i) notice of default under the Series B Agreement and (ii) commencement of an action by the Series B Preferred Stockholders for breach of the Series B Agreement.


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                  5.1.c failure to Borrower in the observance or performance of the terms, obligations, agreements, covenants or conditions contained herein, or in any other Loan Document;

                  5.1.d any transfer, attachment or other interference with a substantial portion of Borrower's assets (except for sales of Inventory and replacement of Equipment in the ordinary course of business);

                  5.1.e death of any individual Borrower or dissolution or liquidation of any corporate, partnership or trust Borrower;

                  5.1.f insolvency of Borrower, appointment of a receiver of Borrower's property, assignment for the benefit of creditors, commencement of any proceeding under bankruptcy or similar laws relating to the relief of debtors, voluntary or involuntary; or,

                  5.1.g the termination of any guaranty or the occurrence of any of the events described in this Sub-Section 5.1.c through 5.1.e, inclusive, with respect to any guarantor; and,

                  5.1.h if any representation or warranty made herein or in connection with the execution and delivery of any of the Loan Documents proves to have been incorrect in any material respect when such representation or warranty was made.

            5.2   Upon the occurrence of an Event of Default:

                  5.2.a Bank may accelerate any and all Liabilities and declare the same to be immediately due;

                  5.2.b Bank shall no longer be obligated to make any advances on the Loan or on any other Liabilities;

                  5.2.c Bank may exercise any rights and remedies available to it under this Agreement, under any other Loan Documents, and/or under applicable law;

                  5.2.d Bank shall have the rights and remedies of a Secured Party under the Uniform Commercial Code; and,

                  5.2.e Bank is hereby authorized to enter any premises where the Collateral is and, without liability for rent may store, assemble, disassemble, remove, sell or otherwise dispose of Collateral at public or private sale upon ten (10) days' prior written notice to Borrower at the expiration of which notice all rights of redemption in the Collateral shall be deemed waived by Borrower. The proceeds of each sale shall first be applied toward the payment of all expenses of sale and then any surplus may be applied by Bank to the payment of the Liabilities. Borrower hereby covenants and agrees to remain liable for any deficiency. Bank


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may require Borrower to assemble the Collateral and to make it available to Bank at a place to be designated by Bank.

            5.3 Borrower agrees to pay all costs of collection when incurred including court costs (including bankruptcy and probate proceedings), attorney's fees together with interest thereon at the Applicable Interest Rate (as defined in the Demand Note and Term Note) or the interest on judgments prescribed by New Hampshire RSA 336:1, whichever is greater, which shall be deemed to continue to accrue at said rate until the Liabilities are paid in full.

            5.4 BORROWER WAIVES THE RIGHT TO DEMAND A JURY IN ANY ACTION IN WHICH BANK IS A PARTY.

            5.5 Demand, presentment for demand, protest, notice of protest and notice of non payment is hereby waived by Borrower.

            5.6 Borrower agrees that the amount by which the value of the Collateral may exceed, from time to time, the outstanding obligation of Borrower to Bank ("equity cushion") shall not, under any circumstances, be deemed to be adequate protection for Bank in the event of any insolvency proceedings under 11 USC 101 et seq. Borrower acknowledges that the equity cushion that may exist is solely for the benefit of Bank to ensure the repayment in full of all obligations hereunder, and represents a benefit bargained for and acquired by Bank in exchange for full and adequate consideration.

            5.7 Bank shall have the right of set-off against and a security interest in all deposits and other property of Borrower which are maintained with Bank.

            5.8 Bank shall have the right to notify any of Borrower's account or contract debtors, to make payment directly to Bank, and to collect all amounts due on account of the Collateral. Bank shall have the right to compromise, settle, or execute releases with any of Borrower's account debtors, and to prosecute, defend, compromise, or release any action relating to the Collateral; to endorse the name of Borrower upon any and all checks, drafts, money orders, notes, acceptances, or other instruments of the same or different nature; to sign and endorse the name of Borrower on, and to receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title relating to the Collateral; to sign the name of Borrower on any notice to Borrower's account debtors or verification of the Collateral; and to sign and file or record on behalf of Borrower any financing or other statement in order to perfect or protect Bank's security interest. Bank shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Borrower except for Bank's actual willful misconduct. All powers conferred upon Bank by this Agreement, being coupled with an interest, shall be irrevocable until the within Agreement is terminated as provided herein.


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      6.    GENERAL PROVISIONS.

            No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right, or of any other right of Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. In the event any payment received by Bank shall be deemed to have been a voidable preference or fraudulent conveyance then the obligations of the undersigned shall survive and shall not be discharged by said payment notwithstanding return to Borrower of this Agreement. This Agreement shall be governed by the laws of the State of New Hampshire. The obligations of the undersigned, if more than one, shall be joint and several. The unenforceability of any provision herein shall not effect the enforceability of any other provision herein. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Bank and Borrower. This Agreement shall have the effect of an instrument executed under seal. This Agreement shall continue in full force and effect until all Liabilities are satisfied in full and Bank is no longer obligated to make advances to Borrower, even if the amount of the Liabilities at any time is zero.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                         Omtool, Ltd. ("BORROWER")

      _____________________________      By:  ______________________________
      Witness                                 Its:


                                         FIRST NH BANK

      _____________________________      By:  ______________________________
      Witness                                 Its: